Exhibit 99.1

Northern Oil and Gas, Inc. Announces Record Fourth Quarter and Full Year 2018 Results,
Updates 2019 Guidance

FOURTH QUARTER 2018

•Production increased 117% over the prior year and 36% over the prior quarter, averaging a record of 36,258 barrels of oil equivalent (“Boe”) per day.

•Lease operating expenses and general and administrative expenses were each down 26% per Boe from the prior year.

•Cash flow from operations, excluding a $10.3 million net increase from changes in working capital, was $107.5 million.

•Drilling and development capital expenditures totaled $78.2 million, a decrease of 4% from the prior quarter.

•Net income increased to $218.3 million or $0.58 per diluted share from a $0.37 loss per diluted share the prior year. Adjusted Net Income increased to $94.8 million or $0.25 per diluted share. Adjusted EBITDA increased 157% over the prior year to $124.9 million.

FULL YEAR 2018

•Production increased 73% over the prior year, averaging a record of 25,555 Boe per day.

•Cash flow from operations, excluding a $25.7 million net decrease from changes in working capital, was $270.0 million.

•Drilling and development capital expenditures totaled $260.9 million.

•Net income increased to $143.7 million or $0.61 per diluted share from a $0.15 loss per diluted share in 2017. Adjusted Net Income increased to $140.7 million or $0.59 per diluted share. Adjusted EBITDA increased 141% over the prior year to $349.3 million.

MINNEAPOLIS (BUSINESS WIRE) - March 12, 2019 - Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced the company’s fourth quarter and full year 2018 results and provided updated 2019 guidance.

Fourth quarter 2018 production increased 117% from the prior year and 36% from the prior quarter to 3.34 million Boe. Average realized oil price per barrel was down 5% from the prior year and down 25% sequentially. Oil and gas sales in the fourth quarter increased 111% from the prior year to $152.6 million. Net income in the fourth quarter increased to $218.3 million or $0.58 per diluted share from a $0.37 loss per diluted share the prior year. Adjusted Net Income in the fourth quarter increased to $94.8 million or $0.25 per diluted share from $6.6 million or $0.10 per diluted share the prior year. Adjusted EBITDA in the fourth quarter increased 157% to $124.9 million from $48.5 million the prior year. (See “Non-GAAP Financial Measures” below.)

Total production for the year increased 73% to 9.33 million Boe, which combined with a 28% increase in average realized oil price drove a 121% increase in oil and gas sales to $493.9 million. Net income increased to $143.7 million or $0.61 per diluted share from a $0.15 loss per diluted share the prior year. Adjusted Net Income increased to $0.59 per diluted share from $0.14 per diluted share the prior year. Adjusted EBITDA increased 141% to $349.3 million from $144.7 million the prior year. (See “Non-GAAP Financial Measures” below).

Fourth Quarter Caps Transformative Year

“The fourth quarter of 2018 was the culmination of a truly transformational year for Northern and further testimony to the effectiveness of our non-operator model,” said Brandon Elliott, Chief Executive Officer of Northern Oil and Gas. “We generated solid, sustainable cash flow from operations and record production. Our success was driven by our team’s ability to efficiently execute on, and in many cases, exceed, our stated business goals for the year.”

Elliott concluded “With an interest in over 5,000 gross wells across our 157,000 acre position in the Williston Basin, we have positioned Northern to build on this strong momentum. In 2019, we will continue to actively manage our capital expenditure budget to achieve our key objectives:  further drive free cash flow, reduce our debt obligations and grow debt adjusted cash flow per share. Our focus is on building sufficient, sustainable cash flow to deliver returns to our shareholders regardless of commodity prices. We will be patient and prudent as we continue to evaluate opportunities to grow through our “ground game” and other, larger acquisitions, all while not compromising on these objectives.”

Record Production, Lower Operating Costs Drive Cash Flow and Adjusted EBITDA

Record production was driven by increased organic net well additions and aided by acquisitions, both smaller “ground game” and the larger acquisitions that closed in the second half of 2018. The capital allocation decisions made throughout the year, including acquisitions, helped to drive the significant improvement in lease operating expense for the fourth quarter and full year of 2018. Industry activity levels remain resilient across North Dakota with between 55 and 65 rigs operating consistently over the last several quarters, providing a wealth of opportunities for Northern to deploy capital to the highest return opportunities. The combination of production and revenue gains and lower costs drove the significant improvement in Adjusted Net Income, Adjusted EBITDA and cash flows for both the quarter and year.

2019 Cash Flow Focused on Highest Return Opportunities

Strong production and stable to declining costs continue to drive cash flow estimates for 2019, which is largely protected by the robust hedging program that Northern has in place for 2019 and beyond. While industry activity will likely remain flat in the current commodity price environment, the fourth quarter’s oil price volatility increased Northern’s smaller “ground game” acquisition opportunities. Northern will continue to opportunistically evaluate larger acquisition prospects that will accelerate future cash flows, improve long-term leverage ratios and grow debt adjusted cash flow per share as they present themselves.

“The steps taken in 2018 put Northern in the enviable position to have a multi-year outlook for substantial free cash flow, which began in the fourth quarter of 2018,” said Nick O’Grady, Chief Financial Officer of Northern Oil and Gas. “We will seek to deploy this cash flow to generate the best returns for our shareholders, including through further debt reduction, high return bolt-on acquisitions, and returns of cash in the form of dividends and share repurchases. We believe a balanced strategy of disciplined capital allocation can grow our free cash flow profile and still deliver double-digit total shareholder returns over time.”

2019 Base Plan Predicated on $50 WTI Oil Price Environment

Current Williston Basin activity levels support our 2019 plan to add between 28 and 32 net wells to production during the year. Production curtailments and typical weather related completion timing in the first quarter of 2019 will likely result in net well additions and production being weighted to the second half of 2019. We currently expect capital expenditures to range between $247 and $285 million, comprised of between $227 and $260 million in drilling and completion capital, and between $20 and $25 million in ground game acquisitions, acreage, workover and other capitalized expenses. As a result, production is expected to range between 34,500 and 35,500 Boe per day for 2019. Northern expects that curtailments and seasonality will result in high single-digit production declines in the first quarter of 2019 and production growth resuming as curtailments ease in the second, third and fourth quarters. Additional information regarding Northern’s current expectations are included in the table below.

2019
Operating Expenses:
Production Expenses (per Boe)	$6.75 - $7.75
Production Taxes (% of Oil & Gas Sales)	~ 9.1%
General and Administrative Expense (per Boe)
Cash	$1.00 - $1.25
Non-Cash	~ $0.50

Average Differential to NYMEX WTI	$4.50 - $6.50

FOURTH QUARTER 2018 RESULTS

The following table sets forth selected operating and financial data for the periods indicated.

	Three Months Ended December 31,
	2018	2017	% Change
Net Production:
Oil (Bbl)	2,745,700	1,282,122	114%
Natural Gas and NGLs (Mcf)	3,540,439	1,548,688	129%
Total (Boe)	3,335,773	1,540,237	117%

Average Daily Production:
Oil (Bbl)	29,845	13,936	114%
Natural Gas and NGL (Mcf)	38,483	16,834	129%
Total (Boe)	36,258	16,742	117%

Average Sales Prices:
Oil (per Bbl)	$49.15	$51.79	(5)%
Effect of Gain on Settled Derivatives on Average Price (per Bbl)	3.80	(1.45)
Oil Net of Settled Derivatives (per Bbl)	52.95	50.34	5%
Natural Gas and NGLs (per Mcf)	4.97	3.92	27%
Realized Price on a Boe Basis Including all Realized Derivative Settlements	48.86	45.85	7%

Costs and Expenses (per Boe):
Production Expenses	$6.43	$8.65	(26)%
Production Taxes	4.10	4.31	(5)%
General and Administrative Expense	1.49	2.00	(26)%
Depletion, Depreciation, Amortization and Accretion	14.48	11.45	26%

Net Producing Wells at Period End	325.1	229.0	42%

FULL YEAR 2018 RESULTS

The following table sets forth selected operating and financial data for the periods indicated.

	Years Ended December 31,
	2018	2017	% Change
Net Production:
Oil (Bbl)	7,790,182	4,537,295	72%
Natural Gas and NGLs (Mcf)	9,224,766	5,187,886	78%
Total (Boe)	9,327,643	5,401,943	73%

Average Daily Production:
Oil (Bbl)	21,343	12,431	72%
Natural Gas and NGL (Mcf)	25,273	14,213	78%
Total (Boe)	25,555	14,800	73%

Average Sales Prices:
Oil (per Bbl)	$57.78	$45.09	28%
Effect of Gain (Loss) on Settled Derivatives on Average Price (per Bbl)	(2.94)	0.83
Oil Net of Settled Derivatives (per Bbl)	54.84	45.92	19%
Natural Gas and NGLs (per Mcf)	4.74	3.74	27%
Realized Price on a Boe Basis Including all Realized Derivative Settlements	50.50	42.16	20%

Costs and Expenses (per Boe):
Production Expenses	$7.15	$9.21	(22)%
Production Taxes	4.86	3.81	28%
General and Administrative Expenses	1.56	3.51	(56)%
Depletion, Depreciation, Amortization and Accretion	12.84	11.01	17%

Net Producing Wells at Period-End	325.1	229.0	42%

HEDGING

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s open crude oil derivative contracts scheduled to settle after December 31, 2018.

Crude Oil Derivative Price Swaps
Contract Period	Volume (Bbls)	Weighted Average Price (per Bbl)
2019:
1Q	1,775,700	$62.89
2Q	1,797,250	$63.09
3Q	1,758,480	$63.21
4Q	1,704,300	$63.63
2020:
1Q	1,642,550	$60.30
2Q	1,551,550	$59.24
3Q	1,430,600	$59.17
4Q	1,300,880	$58.37
2021:
1Q	1,019,700	$58.72
2Q	969,150	$59.63
3Q	345,000	$55.28
4Q	345,000	$55.28

Crude Oil Derivative Basis Swaps(1)
Contract Period	Volume (Bbls)	Weighted Average Price (per Bbl)
2019	3,741,000	(2.41)
__________

(1)     Basis swaps are settled using the TMX UHC 1a index, as published by NGX.

LIQUIDITY

As of December 31, 2018, Northern had $2.4 million in cash and $140.0 million outstanding on its revolving credit facility. Northern had total liquidity of $287.4 million as of December 31, 2018, consisting of cash and borrowing availability under the revolving credit facility.

CAPITAL EXPENDITURES & DRILLING ACTIVITY

	Fourth Quarter 2018	Full Year 2018
Capital Expenditures Incurred:
Drilling and Development Capital Expenditures	$78.2 million	$260.9 million
Acquisition of Oil and Natural Gas Properties	$353.1 million	$583.7 million
Other	$1.6 million	$3.9 million

Net Organic Wells Added to Production	7.7	31.2

Net Producing Wells (Period-End)		325.1

Net Wells in Process (Period-End)		22.8
Increase in Wells in Process over Prior Period	3.6	4.5
Weighted Average AFE for Wells Elected to Year-to-Date		$8.1 million

Capitalized costs are a function of the number of net well additions during the period as well as changes in wells in process from beginning to end of period. Capital expenditures attributable to the 3.6 and 4.5 increase in net wells in process for the fourth quarter and year, respectively, are reflected in the amounts included for “Drilling and Development Capital Expenditures” in the table above.

ACREAGE

As of December 31, 2018, Northern controlled leasehold of approximately 157,000 net acres targeting the Williston Basin Bakken and Three Forks formations, and approximately 93% of its total acreage position was developed, held by production or held by operations.

FOURTH QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, March 12, 2019 at 10:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via the company’s website, www.northernoil.com, or by phone as follows:

Dial-In Number: (866) 373-3407 (US/Canada) and (412) 902-1037 (International)
Conference ID: 13688118 - Northern Oil and Gas, Inc. Fourth Quarter and Year-End 2018 Earnings Conference Call
Replay Dial-In Number: (877) 660-6853 (US/Canada) and (201) 612-7415 (International)
Replay Access Code: 13688118 - Replay will be available through March 19, 2019

UPCOMING CONFERENCE SCHEDULE

47th Annual Scotia Howard Weil Energy Conference
March 24 - 27, 2019, New Orleans, LA.

25th Annual Independent Petroleum Association of America
Oil & Gas Investment Symposium (OGIS)
April 8 - 9, 2019, New York, NY

NYSE - Investor Access Day - Energy
April 10, 2019, New York, NY

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O'Grady
Chief Financial Officer
952-476-9800
nogrady@northernoil.com

NORTHERN OIL AND GAS, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
REVENUES
Oil and Gas Sales	$152,565,878	$72,476,191	$493,909,268	$223,963,010
Gain (Loss) on Derivative Instruments, Net	290,628,481	(35,477,317)	185,006,169	(14,666,655)
Other Revenue	1,555	3,407	9,059	23,314
Total Revenues	443,195,914	37,002,281	678,924,496	209,319,669

OPERATING EXPENSES
Production Expenses	21,447,799	13,315,460	66,646,080	49,732,861
Production Taxes	13,668,566	6,638,456	45,301,892	20,604,256
General and Administrative Expense	4,975,781	3,076,000	14,568,362	18,987,801
Depletion, Depreciation, Amortization and Accretion	48,294,929	17,631,875	119,779,675	59,500,155
Total Expenses	88,387,075	40,661,791	246,296,009	148,825,073

INCOME (LOSS) FROM OPERATIONS	354,808,839	(3,659,510)	432,628,487	60,494,596

OTHER INCOME (EXPENSE)
Interest Expense, Net of Capitalization	(20,057,024)	(20,881,740)	(86,005,183)	(70,286,341)
Write-off of Debt Issuance Costs	—	—	—	(95,135)
Loss on the Extinguishment of Debt	(73,054,861)	(992,950)	(173,430,042)	(992,950)
Debt Exchange Derivative Loss	(13,660,976)	—	(598,124)	—
Contingent Consideration Loss	(28,968,176)	—	(28,968,176)	—
Financing Expense	(883,698)	—	(883,698)	—
Other Income (Expense)	53,159	115,497	890,971	116,042
Total Other Income (Expense)	(136,571,576)	(21,759,193)	(288,994,252)	(71,258,384)

INCOME (LOSS) BEFORE INCOME TAXES	218,237,263	(25,418,703)	143,634,235	(10,763,788)

INCOME TAX BENEFIT	(55,000)	(1,570,016)	(55,000)	(1,570,016)

NET INCOME (LOSS)	$218,292,263	$(23,848,687)	143,689,235	$(9,193,772)

Net Income (Loss) Per Common Share – Basic	$0.58	$(0.37)	$0.61	$(0.15)
Net Income (Loss) Per Common Share – Diluted	$0.58	(0.37)	$0.61	$(0.15)
Weighted Average Shares Outstanding – Basic	378,799,871	64,672,781	236,206,457	62,408,855
Weighted Average Shares Outstanding – Diluted	379,401,105	64,672,781	236,773,911	62,408,855

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,357,858	$102,183,191
Accounts Receivable, Net	96,352,918	46,851,682
Advances to Operators	268,494	604,977
Prepaid Expenses and Other	12,360,027	2,333,288
Derivative Instruments	115,870,246	—
Income Tax Receivable	1,205,016	785,016
Total Current Assets	228,414,559	152,758,154

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	3,431,427,768	2,585,490,133
Unproved	4,306,513	1,699,344
Other Property and Equipment	998,192	981,303
Total Property and Equipment	3,436,732,473	2,588,170,780
Less – Accumulated Depreciation, Depletion and Impairment	(2,233,987,232)	(2,114,951,189)
Total Property and Equipment, Net	1,202,745,241	473,219,591

Derivative Instruments	61,842,846	—
Deferred Income Taxes	420,000	785,000
Other Noncurrent Assets, Net	10,222,659	5,490,934

Total Assets	$1,503,645,305	$632,253,679

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$135,482,513	$93,152,297
Accrued Expenses	2,769,438	6,339,425
Accrued Interest	16,467,628	4,836,112
Debt Exchange Derivative	18,183,212	—
Derivative Instruments	—	18,681,891
Contingent Consideration	58,068,917	—
Asset Retirement Obligations	554,589	565,521
Total Current Liabilities	231,526,297	123,575,246

Long-term Debt, Net	830,203,272	979,324,222
Derivative Instruments	—	11,496,929
Asset Retirement Obligations	11,946,271	8,562,607
Other Noncurrent Liabilities	104,582	135,225

TOTAL LIABILITIES	1,073,780,422	1,123,094,229

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, Par Value $.001; 5,000,000 Authorized, No Shares Outstanding	—	—
Common Stock, Par Value $.001; 675,000,000 Authorized (12/31/2018 – 378,333,070 Shares Outstanding and 12/31/2017 – 142,500,000 Authorized, 66,791,633 Shares Outstanding)	378,333	66,792
Additional Paid-In Capital	1,226,371,047	449,666,390
Retained Deficit	(796,884,497)	(940,573,732)
Total Stockholders’ Equity (Deficit)	429,864,883	(490,840,550)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,503,645,305	$632,253,679

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. Net income (loss) is the most directly comparable GAAP measure for both Adjusted Net Income and Adjusted EBITDA, and tabular reconciliations for these measures are included below. Northern defines Adjusted Net Income as net income (loss) excluding (i) (gain) loss on the mark-to-market of derivative instruments, net of tax, (ii) financing expense, net of tax, (iii) write-off of debt issuance costs, net of tax, (iv) loss on the extinguishment of debt, net of tax, (v) debt exchange derivative loss, net of tax, (vi) certain legal settlements, net of tax, and (vii) contingent consideration loss, net of tax. Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization, and accretion, (iv) (gain) loss on the mark-to-market of derivative instruments, (v) non-cash share based compensation expense, (vi) write-off of debt issuance costs, (vii) loss on the extinguishment of debt, (viii) debt exchange derivative loss, (ix) contingent consideration loss, and (x) financing expense. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below. Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Northern’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

Reconciliation of Adjusted Net Income

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(in thousands, except share and per common share data)
Net Income (Loss)	$218,292	$(23,849)	$143,689	$(9,194)
Add:
Impact of Selected Items:
(Gain) Loss on the Mark-to-Market of Derivative Instruments	(280,195)	33,614	(207,892)	18,443
Financing Expense	884	—	884	—
Write-off of Debt Issuance Costs	—	—	—	95
Loss on the Extinguishment of Debt	73,055	993	173,430	993
Debt Exchange Derivative Loss	13,661	—	598	—
Contingent Consideration Loss	28,968	—	28,968	—
Legal Settlements	—	—	—	3,589
Selected Items, Before Income Taxes (Benefit)	(163,627)	34,607	(4,012)	23,121
Income Tax (Benefit) of Selected Items(1)	40,089	(4,119)	983	(5,388)
Selected Items, Net of Income Taxes (Benefit)	(123,538)	30,487	(3,029)	17,733

Adjusted Net Income	$94,754	$6,639	$140,660	$8,539

Weighted Average Shares Outstanding – Basic	378,799,871	64,672,781	236,206,457	62,408,855
Weighted Average Shares Outstanding – Diluted	379,401,105	65,077,695	236,773,911	62,769,234

Net Income (Loss) Per Common Share – Basic	$0.58	$(0.37)	$0.61	$(0.15)
Add:
Impact of Selected Items, Net of Income Taxes (Benefit)	$(0.33)	0.47	(0.01)	0.29
Adjusted Net Income Per Common Share – Basic	$0.25	$0.10	$0.60	$0.14

Net Income (Loss) Per Common Share – Diluted	$0.58	$(0.37)	$0.61	$(0.15)
Add:
Impact of Selected Items, Net of Income Taxes (Benefit)	$(0.33)	0.47	(0.02)	0.29
Adjusted Net Income Per Common Share – Diluted	$0.25	$0.10	$0.59	$0.14
_______________

(1)	For the 2018 columns, this represents a tax impact using an estimated tax rate of 24.5% for the three and twelve months ended December 31, 2018 and does not include an adjustment for a change in valuation allowance. For the 2017 columns, this represents a tax impact using an estimated tax rate of 38.8% and 39.1% for the three and twelve months ended December 31, 2017, respectively, which includes a $9.3 million and $3.7 million, excluding the impact for the Tax Cuts and Jobs Act, adjustment for a change in valuation allowance for the three and twelve months ended December 30, 2017, respectively.

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Net Income (Loss)	$218,292	$(23,849)	$143,689	$(9,194)
Add:
Interest Expense	20,057	20,882	86,005	70,286
Income Tax Provision (Benefit)	(55)	(1,570)	(55)	(1,570)
Depreciation, Depletion, Amortization and Accretion	48,295	17,632	119,780	59,500
Non-Cash Share Based Compensation	1,903	841	3,876	6,107
Write-off of Debt Issuance Costs	—	—	—	95
Loss on the Extinguishment of Debt	73,055	993	173,430	993
Debt Exchange Derivative Loss	13,661	—	598	—
Contingent Consideration Loss	28,968	—	28,968	—
Financing Expense	884	—	884	—
(Gain) Loss on the Mark-to-Market of Derivative Instruments	(280,195)	33,614	(207,892)	18,443
Adjusted EBITDA	$124,865	$48,542	$349,283	$144,661